UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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ZOE'S KITCHEN, INC. (Exact name of registrant as specified in its charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Zoe’s Kitchen, Inc. at 5280 Town Square Drive, Plano, TX, on June 18, 2015, at 8:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely

Kevin Miles
Chief Executive Officer and President

ZOE'S KITCHEN, INC.
5760 STATE HIGHWAY 121, SUITE 250
PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Zoe’s Kitchen, Inc. will be held at 5280 Town Square Drive, Plano, TX, on June 18, 2015, at 8:00 a.m. local time, for the following purposes:

1.To elect the two directors named in the Proxy Statement as Class I directors of Zoe’s Kitchen, Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2015.

3.To transact such other business as may properly come before the meeting or any adjournment or postponement hereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on or about April 28, 2015, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 22, 2015 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Michael Todd
General Counsel and Secretary

Plano, Texas
April 27, 2015

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2015. THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.proxyvote.com and www.zoeskitchen.com\investorrelations.

ZOE'S KITCHEN, INC.
5760 STATE HIGHWAY 121, SUITE 250
PLANO, TEXAS 75024

PROXY STATEMENT

THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Zoe’s Kitchen, Inc., a Delaware corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 5280 Town Square Drive, Plano, TX, on June 18, 2015, at 8:00 a.m. local time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 28, 2015. An Annual Report for the year ended December 29, 2014 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at www.proxyvote.com and www.zoeskitchen.com\investorrelations.

Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 22, 2015, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 22, 2015, we had 19,314,968 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
For Proposal No. 1—Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the two nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.

Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of the Class I directors, as a vote “for” election of both nominees presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the annual meeting. If you do not provide voting instructions to your broker in advance of the annual meeting, New York Stock Exchange ("NYSE") rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (CT) on June 17, 2015, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called "householding" under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (214) 436-8765, by email at investorrelations@zoeskitchen.com, or by mail at Zoe’s Kitchen, Inc. at 5760 State Highway 121, Suite 250, Plano, Texas 75024, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Beginning on or about April 28, 2015, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.
We could be an emerging growth company for up to five years from April 16, 2014, the date of our initial public offering (“IPO”), or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non- convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of seven members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Sue Collyns and Thomas Baldwin; Class II directors consist of Greg Dollarhyde, Cordia Harrington and Alec Taylor; and, Class III directors consist of Kevin Miles and Rahul Aggarwal.
Class I directors standing for re-election at the Annual Meeting are Sue Collyns and Thomas Baldwin. Class II and Class III directors will stand for election at the 2016 and 2017 annual meetings of stockholders, respectively.
Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If either of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board.
The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of April 22, 2015, are included below.

Nominees	Class	Age	Position	Year Appointed	Term Expiration	Expiration of Term for which Nominated
Thomas Baldwin (1)	I	59	Director	2014	2015	2018
Sue Collyns (2)	I	48	Director	2014	2015	2018
Continuing Directors
Greg Dollarhyde (3)	II	62	Chairman	2007	2016	—
Cordia Harrington (3)	II	61	Director	2015	2016	—
Alec Taylor (4)	II	61	Director	2015	2016	—
Kevin Miles	III	49	President, Chief Executive Officer and Director	2013	2017	—
Rahul Aggarwal (5)	III	40	Director	2007	2017	—

(1)	Chairperson of the Nominating and Governance Committee and member of the Audit Committee.

(2)	Chairperson of the Audit Committee and member of the Nominating and Governance Committee.

(3)	Member of the Compensation Committee.

(4)	Chairperson of the Compensation Committee and member of the Audit Committee.

(5)	Member of the Nominating and Governance Committee.

Nominees for Election as Class I Directors

Sue Collyns has served on our Board of Directors since February 2014. Ms. Collyns has served as the Chief Financial Officer of Beachbody, LLC, a health and fitness company, since September 2014. From July 2012 until joining Beachbody, LLC, Ms. Collyns served as the Chief Financial Officer of Dun and Bradstreet Credibility Corp, a technology-based subscription company offering web solutions for businesses seeking advice on strengthening their credit score and business reputation. From 2001 to 2011, she served as Chief Financial Officer, Chief Operating Officer and Company Secretary of California Pizza Kitchen. Ms. Collyns has consulted for various companies in the technology and restaurant industries and, prior to 2001, she held various finance, strategic planning and auditing roles with Sony/BMG Entertainment, Lion/Pepsi, GlaxoSmithKline Pharmaceuticals and PricewaterhouseCoopers. She holds a Bachelor of Economics and Finance Degree from Macquarie University, Australia and a postgraduate CPA from Deakin University in Melbourne, Australia. Ms. Collyns was recognized by the Los Angeles Business Journal as its 2011 “Executive of the Year” and 2013 “CFO of the Year,” and received the Broads Circle 2014 “Top Woman of Influence in

Los Angeles C-Suite, CFOs Category.” She was selected to join our Board because of her exceptional technical expertise in finance, operations, franchising, strategy, technology and extensive experience and knowledge of the consumer products and restaurant industry.
Thomas Baldwin has served on our Board of Directors since February 2014. Mr. Baldwin has served as the Chairman of the Board of Directors and Chief Executive Officer of ROI Acquisition Corp. II (NASDAQ: ROIQ) since its inception in July 2013. Mr. Baldwin has been the Vice Chairman of the Board of Directors of the EveryWare Global, Inc. (NASDAQ: EVRY) since May 2013, and was Chairman and Chief Executive Officer of ROI Acquisition Corp. (which merged with ROI Acquisition Corp. in a May 2013 business combination) since September 2011. Mr. Baldwin expects to resign from the Board of EveryWare during the second quarter 2015. From February 2010 through September 2011, Mr. Baldwin was a private investor. Mr. Baldwin served as Chairman, Chief Executive Officer and President of Morton's Restaurant Group, Inc. (NYSE: MRT) from December 2005 through February 2010. Mr. Baldwin had served as Chief Financial Officer of Morton’s Restaurant Group from December 1988 until December 2005. Mr. Baldwin has served as a Managing Director of the Clinton Group since September 2011, and as a member of the following boards of directors: Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) since February 2012; Firebirds Wood Fired Grill Restaurants since April 2011; and Benihana Restaurants since August 2012. Mr. Baldwin received his Bachelor's Degree in Accounting in 1978 and his Master's Degree in Business Administration in 1984 from Iona College. Mr. Baldwin brings to our Board comprehensive experience in brand positioning and management, global strategy, operations, marketing and sales, investor and public relations, international and domestic development, and franchising.

Continuing Directors

Kevin Miles has served as our President and Chief Executive Officer since October 2012, was appointed Director in December 2013, and served as President and Chief Operating Officer from February 2011 to October 2012. Mr. Miles joined Zoës Kitchen in 2009 as Executive Vice President of Operations. From 2008 to 2009, Mr. Miles was Executive Vice President of Operations of Pollo Campero. His leadership has led to recognition in both Nation's Restaurant News and Fast Casual magazine highlighting him as "Top 10 Executives to Watch" and "Top Movers and Shakers," respectively. Mr. Miles received his Bachelor's Degree in 1989 from Texas A&M University. He brings to our Board of Directors leadership skills, strategic guidance and operational vision from prior experience in the industry.
Greg Dollarhyde has served as Chairman of our Board of Directors since October 2007. He is a 40 year veteran of the restaurant industry, having been Chairman or Chief Executive Officer of eight separate companies and Chief Financial Officer of two publicly-held restaurant companies, among other responsibilities. He has served as the Chief Energizing Officer and Director of Veggie Grill, a west-coast based concept serving 100% plant-based food since 2007. He served as Chief Executive Officer of Zoës Kitchen from October 2008 through March 2011. Mr. Dollarhyde received his Bachelor's Degree in 1980 from the School of Hotel Administration at Cornell University and his Master's Degree in Business Administration in 1981 from the Johnson School of Business at Cornell University. Mr. Dollarhyde was selected to join our board because of his extensive experience in the restaurant industry.
Rahul Aggarwal has served on our Board of Directors since October 2007. Mr. Aggarwal joined Brentwood Associates (“Brentwood”), a private equity group, in 1999 and is currently a Partner. Presently, Mr. Aggarwal serves as a Director of K-Mac Holdings, Lazy Dog Restaurants, Marshall Retail Group and Veggie Grill. Prior to joining Brentwood, Mr. Aggarwal worked at Donaldson, Lufkin & Jenrette, where he focused on high-yield financings and leveraged buyouts. Mr. Aggarwal received his Bachelor's Degrees in 1997 from the Wharton School of Business and the College of Arts and Sciences at the University of Pennsylvania. Due to Mr. Aggarwal's extensive experience in private equity, he provides our Board with expertise regarding financial and capital markets issues as well as experience in the consumer and restaurant industries.
Alec Taylor has served on our Board of Directors since April 2015. Mr. Taylor served as Chairman and Chief Executive Officer of FGX International Inc. (NASDAQ: FGXI), a worldwide producer and marketer of eyeglasses and sunglasses, from October 2005 to June 2013, and as a consultant to FGX from July 2013 until January 2014. Mr. Taylor served as President and Chief Operating Officer of Chattem, Inc. (NASDAQ: CHTT), a consumer products company, from January 1998 to September 2005. Mr. Taylor was previously an attorney with Miller & Martin PLLC in Chattanooga, Tennessee, from 1978 to January 1998. He currently serves on the Board of Directors of Bradshaw International, Inc. since 2013 and KT Health, LLC since 2014. Mr. Taylor previously served on the Board of Directors of Delta Dental of Rhode Island from 2008 to 2013, Focus Products Group from 2009 to 2013, and Physician’s Formula Holdings, Inc. (NASDAQ: FACE) from 2011 to 2012. Since 2014, Mr. Taylor has served as an Adjunct Professor at the Charleston School of Law. He was selected to join our Board because of his extensive experience across consumer brands and industries in a variety of areas including operations and management, finance, supply chain and distribution, legal, and public company governance.

Cordia Harrington has served on our Board of Directors since April 2015. Ms. Harrington has served as Chief Executive Officer and Founder of Tennessee Bun Company, a manufacturer and innovator in the wholesale baking, frozen dough and storage industries, since 1996. Under Ms. Harrington’s leadership, Tennessee Bun Company achieved Wholesale Bakery of the Year in 2010, McDonald’s Supplier Leadership Award in 2012, and Better Business Ambassador of the Year in 2010. From 1990 to 1998, Ms. Harrington owned and operated three McDonald’s franchises, including building two of them. From 2008 to 2013, she served on the Board of Directors of the Federal Reserve Bank of Atlanta, Nashville Branch. Ms. Harrington currently serves on a number of other private company Boards including the Board of Trustees for Belmont University, and International Board of Directors of the Chief Executives Organization (CEO), American Bakers Association and Nashville Entrepreneur Center. She was selected to join our Board due to her experience and expertise in the food production, distribution and services industries.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD MATTERS

Family Relationships
There are no family relationships among any of our directors or executive officers.

Corporate Governance and Board Structure
In accordance with our amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors consists of seven members and is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Greg Dollarhyde serves as the Chairman of our Board of Directors. We believe the following directors are independent as required by the rules of the NYSE: Greg Dollarhyde, Rahul Aggarwal, Thomas Baldwin, Sue Collyns, Alec Taylor and Cordia Harrington. Thomas Baldwin and Sue Collyns are the Class I directors and their terms will expire in 2015. Greg Dollarhyde, Alec Taylor and Cordia Harrington are the Class II directors and their terms will expire in 2016. Kevin Miles and Rahul Aggarwal are the Class III directors and their terms will expire in 2017. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. Each of these Committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The expected composition, duties and responsibilities of these Committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor's provision of any non-audit services to us is compatible with maintaining the independent auditor's independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related party transactions; (9) annually reviewing the Audit Committee charter and the committee's performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Audit Committee consisted of Sue Collyns, Thomas Baldwin and Rahul Aggarwal in 2014. Our current Audit Committee consists of Sue Collyns, Thomas Baldwin and Alec Taylor. The SEC rules and the NYSE rules require us to have all independent Audit Committee members within one year of the date of the completion of our IPO. Our Board of Directors has affirmatively determined that each of Sue Collyns, Thomas Baldwin and Alec Taylor meet the definition of "independent directors" for purposes of serving on an Audit Committee under applicable SEC and NYSE rules. In addition, our Board of Directors has affirmatively determined that Sue Collyns qualifies as our "audit committee financial expert," as such term is defined in Item 407 of Regulation S-K. On April 20, 2014, our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.zoeskitchen.com.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other matters: (1) developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships; (2) making recommendations to the Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders' meeting; (3) overseeing our corporate governance guidelines; (4) reporting and making recommendations to the Board of Directors concerning corporate governance matters; and, (5) making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its Committees.
Our Nominating and Governance Committee consisted of Thomas Baldwin, Sue Collyns and Anthony Choe in 2014. Our Nominating and Governance Committee currently consists of Thomas Baldwin, Sue Collyns and Rahul Aggarwal. The NYSE rules require us to have all independent Nominating and Governance Committee members within one year of the date of the completion of our IPO. Our Board of Directors has affirmatively determined that each of Thomas Baldwin, Sue Collyns and Rahul Aggarwal meet the definition of "independent directors" for purposes of serving on a Nominating and Governance Committee under applicable NYSE rules. On April 20, 2014, our Board of Directors adopted a written charter for the Nominating and Governance Committee, which is available on our corporate website at www.zoeskitchen.com.

Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.
Our Compensation Committee consisted of Greg Dollarhyde, William Barnum, Jr. and Rahul Aggarwal in 2014. Our Compensation Committee currently consists of Alec Taylor, Greg Dollarhyde and Cordia Harrington. The NYSE rules require us to have all independent Compensation Committee members within one year of the date of the completion of our IPO. Our Board of Directors has affirmatively determined that each of Alec Taylor, Greg Dollarhyde and Cordia Harrington meet the definition of "independent directors" for purposes of serving on a Compensation Committee under applicable NYSE rules. On April 20, 2014, our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at www.zoeskitchen.com.

Risk Oversight
Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee is assessing and monitoring whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Risk and Compensation Policies
We have analyzed our compensation programs and policies and have determined those programs and policies are not reasonably likely to have a material adverse effect on us. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-term and a long-term view with respect to Company performance.

Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Ethics
We adopted a written General Code of Ethics ("General Code") which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel ("Code of Ethics") which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website at www.zoeskitchen.com. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our General Counsel at the following address: Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024.

Director Compensation
Upon consummation of our IPO on April 16, 2014, each of our non-employee directors who were not affiliated with Brentwood, our former controlling private equity stockholder, was paid an annual retainer of $30,000. In addition, upon their appointment to our Board, each of Sue Collyns and Thomas Baldwin received a grant of restricted stock units in the amount of $50,000 vesting over three years from the grant date. In addition, the following directors’ fees for 2014 applied to our non-employee directors not affiliated with Brentwood:

Position	Fee Amount (per annum)
Chairman of the Board	$10,000
Chairman of Audit Committee	$15,000
Chairman of Compensation Committee	$10,000
Chairman of Nominating and Governance Committee	$7,500
Audit Committee Member	$6,000
Compensation Committee Member	$4,000
Nominating and Governance Committee Member	$3,000

The following table set forth the compensation paid to each of our Directors in 2014. The payments below were made in accordance with the above compensation amounts and were paid pro rata based on the Directors’ commencement date for Ms. Collyns and Mr. Baldwin, and based on our IPO date for Mr. Dollarhyde.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Sue Collyns	$41,161	$50,000 (1)	$91,161
Thomas Baldwin	$37,302	$50,000 (1)	$87,302
Greg Dollarhyde	$36,027	—	$36,027
Kevin Miles (2)	—	—	—
Anthony Choe (2)(3)	—	—	—
Rahul Aggarwal (2)	—	—	—
William Barnum, Jr. (2)(3)	—	—	—

(1)	Consists of 3,333 restricted stock units based on the IPO price of our common stock. Such RSUs began vesting in equal installments over a three year period commencing on April 10, 2015.

(2)	The Company does not provide compensation to its directors who are employees or are affiliated with our former controlling private equity stockholder, Brentwood.

(3)	Messrs. Choe and Barnum resigned as directors on April 6, 2015 upon the appointment of Ms. Harrington and Mr. Taylor.

Board Meetings
During 2014, the Board of Directors held four (4) meetings. Each of our directors attended all meetings of the Board of Directors and meetings held by any of the Committees of the Board on which such director served.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, or PwC, to be the Company’s independent registered public accounting firm for the year ending December 28, 2015, and recommends that the stockholders vote for ratification of such appointment. PwC has been engaged as our independent registered public accounting firm since 2006. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of PwC as the Company's independent registered public accounting firm for 2015 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of PwC to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees
The following table sets forth the aggregate fees billed for professional services rendered by PwC for the audit of our financial statements for 2014 and 2013 and the aggregate fees for other services rendered by PwC billed in those periods:

	2014	2013
Audit Fees (1)	$1,619,750	$1,811,852
Audit Related Fees	—	—
Tax Fees (2)	—	$25,000
All Other Fees (3)	$2,893	$2,893
Total Fees	$1,622,643	$1,839,745

(1)
The Audit fees for 2014 and 2013 related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered, and additional work performed in connection with the Company’s IPO and follow-on offerings.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

(3)	Represents fees for subscriptions to a PwC online service used for accounting research.

In connection with our IPO, the Board of Directors has adopted a written policy for the pre-approval of all audit and permissible non-audit services which PwC provides. The policy balances the need for PwC to be independent while recognizing that in certain situations PwC may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our IPO, pursuant to the policies and procedures described above. Commencing upon our IPO, all of the services of PwC for 2014 described above were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock, as of April 22, 2015, by:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see "Certain Relationships and Related Party Transactions."
The numbers listed below are based on 19,314,968 shares of our common stock outstanding as of April 22, 2015.
Unless otherwise indicated, the address of each individual listed in this table is c/o Zoe's Kitchen, Inc., 5760 State Highway 121, Suite 250, Plano, Texas 75024.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Greater than 5% Stockholders:
Franklin Resources, Inc. (2)	1,785,876	9.3%
Charles B. Johnson
Rupert H. Johnson, Jr.
Lord, Abbett & Co. LLC (3)	1,530,379	7.9%
AllianceBernstein LP (4)	1,317,807	6.8%
1832 Asset Management L.P. (5)	1,260,400	6.5%
Morgan Stanley (6)	1,148,034	5.9%

Executive Officers and Directors:		*
Kevin Miles (7)	212,388	1.1%
Jason Morgan (8)	89,978	*
Jeremy Hartley (9)	64,291	*
James Besch (10)	28,434	*
Michael Todd	—	*
Greg Dollarhyde (11)	251,447	1.3%
Sue Collyns (12)	14,780	*
Thomas Baldwin (13)	13,113	*
Rahul Aggarwal	—	*
Alec Taylor (14)	4,447	*
Cordia Harrington (15)	1,697	*
All executive officers and directors as a group (11 persons)	683,974	3.5%

* Less than 1%

(1)
A "beneficial owner" of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power which includes the power to vote, or to direct the voting of, such security or investment power which includes the power to dispose, or to direct the disposition of, such security.

Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issued upon the exercise of options exercisable on April 22, 2015 (or within 60 days thereafter) and any restricted stock units are considered outstanding and to be beneficially owned by the person holding such options or restricted stock units for the purpose of computing such person's percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person.

(2)
Information is based on a Schedule 13G filed with the SEC on February 10, 2015 by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc., which reported sole voting power and sole dispositive power among the following investment management subsidiaries of FRI: Franklin Advisors, Inc. has sole voting power with respect to 1,625,610 shares and sole dispositive power with respect to 1,676,710 shares; Franklin Templeton Portfolio Advisors, Inc. has sole voting and sole dispositive power with respect to 90,566 shares; and, Fiduciary Trust Company International has sole voting and sole dispositive power with respect to 18,600 shares. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal stockholders of FRI. The address for the beneficial owners is One Franklin Parkway, San Mateo, CA 94403-1906.

(3)	Information is based on a Schedule 13G filed with the SEC on February 13, 2015, by beneficial owner. The address for beneficial owner is 90 Hudson Street, Jersey City, NY 07302.

(4)
Information is based on a Schedule 13G filed with the SEC on February 12, 2015, by beneficial owner. Beneficial owner is an indirect majority owned subsidiary of AXA SA and may be deemed to share beneficial ownership with AXA SA with respect to 56,366 shares for which beneficial owner and AXA SA share dispositive power. The address for beneficial owner is 1345 Avenue of the Americas, New York, NY 10105.

(5)
Information is based on a Schedule 13G filed with the SEC on January 12, 2015, by beneficial owner. The address for beneficial owner is One Adelaide Street East, 29th Floor, Toronto, Ontario, Canada, M5C 2V9.

(6)
Information is based on a Schedule 13G filed with the SEC on February 12, 2015 by Morgan Stanley. The reporting persons are Morgan Stanley and Morgan Stanley Investment Management Inc. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036. The address for Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036.

(7)	Includes 88,750 shares of common stock that can be acquired upon the exercise of outstanding options.

(8)
Includes shares held by Jason Morgan and The Morgan 2014 Irrevocable Trust, of which Jason Morgan is a co-trustee, and 46,250 shares of common stock that can be acquired upon the exercise of outstanding options.

(9)	Includes 45,625 shares of common stock that can be acquired upon the exercise of outstanding options.

(10)	Includes 8,875 shares of common stock that can be acquired upon the exercise of outstanding options.

(11)	Includes 1,447 shares of common stock that can be acquired upon the conversion of restricted units which will vest annually in three equal installments beginning on April 13, 2016.

(12)
Includes (i) 2,222 shares of common stock that can be acquired upon the conversion of restricted units which began vesting annually in three equal installments on April 10, 2015, and (ii) 1,447 shares of common stock that can be acquired upon the conversion of restricted units which will vest annually in three equal installments beginning on April 13, 2016.

(13)
Includes (i) 2,222 shares of common stock that can be acquired upon the conversion of restricted units which began vesting annually in three equal installments on April 10, 2015, and (ii) 1,447 shares of common stock that can be acquired upon the conversion of restricted units which will vest annually in three equal installments beginning on April 13, 2016.

(14)	Includes 1,447 shares of common stock that can be acquired upon the conversion of restricted units which will vest annually in three equal installments beginning on April 13, 2016.

(15)	Includes 1,447 shares of common stock that can be acquired upon the conversion of restricted units which will vest annually in three equal installments beginning on April 13, 2016.

EXECUTIVE OFFICERS

The following set forth information regarding the executive officers of the Company as of April 22, 2015:

Name	Age	Position
Kevin Miles	49	President, Chief Executive Officer and Director
Jason Morgan	45	Chief Financial Officer
Jeremy Hartley	55	Chief Operating Officer
James Besch	42	Vice President of Accounting and Controller
Michael Todd	49	General Counsel and Secretary

Kevin Miles has served as our President and Chief Executive Officer since October 2012, was appointed Director in December 2013 and served as President and Chief Operating Officer since February 2011. Mr. Miles joined Zoës Kitchen in 2009 as Executive Vice President of Operations. From 2008 to 2009, Mr. Miles was Executive Vice President of Operations of Pollo Campero. His leadership has led to recognition in both Nation's Restaurant News and Fast Casual magazine highlighting him as "Top 10 Executives to Watch" and "Top Movers and Shakers," respectively. Mr. Miles received his Bachelor's Degree in 1989 from Texas A&M University. He brings to our Board of Directors leadership skills, strategic guidance and operational vision from prior experience in the industry
Jason Morgan has served as our Chief Financial Officer since April 2008. Since joining the Zoës Kitchen team, Mr. Morgan has played a significant role in the growth of the company, from opening new restaurants across the country, to acquiring new accounting and point-of-sale systems, and implementing a business intelligence solution. Prior to assuming his role at Zoës Kitchen, Mr. Morgan was the Chief Financial Officer of Simplex Diabetic Supply, Inc., a private equity backed healthcare start-up. He previously served as the first Chief Financial Officer of Video Gaming Technologies, Inc., a technology business. Mr. Morgan has also held executive positions at Gaylord Entertainment Co. and Harrah's Entertainment including strategic planning, investor relations and treasury. Mr. Morgan currently serves on the Board of Directors of Murphy Adams Restaurant Group, LP (Mama Fu’s) since February 2015. Mr. Morgan received his Master's Degree in 1995 from the Owen Graduate School of Management at Vanderbilt University and his Bachelor's Degree in 1991 from Vanderbilt University. He is a Certified Public Accountant.
Jeremy Hartley has served as our Chief Operating Officer since October 2013. From May 2012 to October 2013, Mr. Hartley was pursuing personal interests. From October 2001 to May 2012, Mr. Hartley led regional operations for Mimi's Café, and prior to that he served as Chief Operating Officer for Café Patrique and La Madeleine French Bakery and Café. Mr. Hartley received his Bachelor's Degree in 1981 from University of Aston in Birmingham, UK.
James Besch has served as our Controller since January 2013 and our Vice President of Accounting since April 2014. Prior to joining Zoës Kitchen, Mr. Besch served as Regional Controller and Director of SEC reporting for Club Corp, Inc. from November 2003 to December 2012. Mr. Besch began his career with Arthur Andersen in 1996. Mr. Besch received his Master's Degree in 1996 from the University of Texas. He is a Certified Public Accountant.
Michael Todd has served as our General Counsel since August 2014 and our Secretary since November 2014. From November 2012 until joining Zoës Kitchen, Mr. Todd provided corporate counseling to licensing, real estate and technology companies. From May 2011 to November 2012, Mr. Todd served as Executive Vice President and General Counsel of UnitedLex Corporation. From June 2003 to May 2011, Mr. Todd worked in various roles at American Tower Corporation culminating in Senior Vice President-Corporate Counsel. From 2008 to 2014, he served as an Adjunct Professor teaching Securities Regulation as Campbell Law School. Prior to 2003, Mr. Todd served as a Partner in the corporate group of Womble, Carlyle, Sandridge and Rice, LLP and served as a junior attorney at the SEC. Mr. Todd received his Juris Doctor Degree from the University of Miami School of Law, and his Bachelor’s Degree from Brown University.

EXECUTIVE COMPENSATION
The following sets forth all compensation awarded to our Named Executive Officers (the "NEOs") for 2013 and 2104.

Summary Compensation Table
The following table sets forth the total compensation that was paid or accrued for the NEOs for the 2013 and 2014 fiscal years. The NEOs are Kevin Miles, our President and Chief Executive Officer, Jason Morgan, our Chief Financial Officer, and Jeremy Hartley, our Chief Operating Officer.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All other Compensation	Total
Kevin Miles	2014	$362,099	$226,962	$644,800	$21,362 (2)	$1,255,223
President and Chief Executive Officer	2013	$259,222	$162,014	—	$7,430 (2)	$428,666

Jason Morgan	2014	$262,675	$158,080	$322,400	$244,473 (3)	$987,628
Chief Financial Officer	2013	$229,222	$114,611	—	$92,835 (4)	$436,668

Jeremy Hartley	2014	$200,000	$113,553	$310,000	—	$623,553
Chief Operating Officer	2013 (5)	$42,307	$10,154	—	—	$52,461

(1)
The amounts represent the aggregate grant date fair value of stock options awarded in 2014, calculated in accordance with FASB Accounting Standards Codification Topic 718. A description of the methodologies and assumptions we use to value options awards and the manner in which we recognize the related expense are described in Note 13, Equity-based Compensation in our consolidated financial statements for the year ended December 29, 2014 included in our Annual Report on Form 10-K filed on March 13, 2015. The award amount is based on the Black-Scholes-Merton option pricing model and was amortized over the four year vesting period. The award amount value is based on pre-IPO grants of stock options to purchase our common stock at an exercise price based upon our IPO price of $15.00 per share to each of Messrs. Miles, Morgan and Hartley in the amounts of 130,000, 65,000 and 62,500 stock options, respectively.

(2)	Represents payment by the Company of premiums under medical, dental and vision plans and an automobile allowance.

(3)	Represents payment by the Company of premiums under medical, dental and vision plans, an automobile allowance and relocation expenses paid in the amount of $225,080.

(4)
Represents payment by the Company of premiums under medical, dental and vision plans, an automobile allowance, relocation expenses paid in the amount of $86,062, and $27,910 paid to Mr. Morgan in the form of a "gross up" amount with respect to taxes incurred by him with respect to such relocation expenses.

(5)	The amounts reflected for 2013 are based on Mr. Hartley starting employment with the Company on October 15, 2013.

Narrative Disclosure to Summary Compensation Table

On March 28, 2014, we entered into employment agreements with Messrs. Miles and Morgan (collectively, the "Employment Agreements"). The Employment Agreements, which became effective March 28, 2014, provide an initial term of three (3) years, which terms shall be extended for subsequent one (1) year terms thereafter unless either the Company or the relevant executive gives sixty (60) days' notice of nonrenewal. The Employment Agreements provide that, effective upon completion of our IPO, Messrs. Miles' and Morgan's base salaries became $400,000 and $275,000, respectively. The Employment Agreements provide for participation in the Company's benefit plans, paid vacation in accordance with Company policies, and entitlement to a leased car and payment of relevant insurance, maintenance and gas expenses. The target bonus opportunity for each of Messrs. Mile and Morgan is 50% of base salary, with the opportunity for a stretch bonus upon achieving performance goals.
In the event of a termination of employment by the Company without "cause," for "good reason" by the relevant executive or due to the Company not extending the employment term, the Employment Agreements provide each of Messrs. Miles and Morgan with (i) earned and unpaid base salary through the date of termination, reimbursement for unreimbursed business expenses incurred through such date of termination, accrued but unused vacation time in accordance with Company policy, and certain additional accrued and vested payments provided under the Company's benefit plans or arrangements; (ii) continued base salary for twelve (12) months; (iii) continued coverage under the Company's group health plan for twelve (12) months (provided the executive continues to pay the relevant employee portion on an after-tax basis that was being paid prior to termination, and provided that such coverage will cease if the executive obtains coverage through a new employer); (iv) a prorated annual bonus amount (based on actual performance); and (v) prorated vesting of any incentive equity shares that would have otherwise vested in the twelve (12)-month period following termination (determined by multiplying the amount of such shares that would have vested in the twelve (12)-month period following termination by a fraction, the numerator of which is the number of days during the fiscal year of termination that the relevant executive is employed by the Company and the denominator of which is 365), based on actual performance, if applicable. Other than the amounts described in (i) above, the relevant executive would only receive such severance if he executes a general release in favor of the Company and our affiliates.
"Cause" is defined in the Employment Agreements as any of the following by the relevant executive: (i) neglect of the his reasonable duties to the Company and its direct and indirect subsidiaries (collectively, the "Company Group") for a reason other than illness or incapacity; (ii) the disregard, violation or breach of any written, material policies of the Company Group which causes other than immaterial loss, damage or injury to the property or reputation of the Company Group; (iii) conduct which the Company, in its good faith discretion, determines would cause the Company Group substantial public disgrace or disrepute or substantial economic harm; (iv) the commission of a felony, an intentional tort (excluding any tort relating to a motor vehicle) or an act of fraud; (v) breach of any fiduciary duty, gross negligence or willful misconduct with respect to the Company Group, or (vi) the material breach of any agreement with the Company Group. "Good Reason" is defined in the Employment Agreements as any of the following without the consent of the relevant executive: (i) material diminution in base salary or target bonus opportunity, other than pursuant to and consistent with across-the-board reductions of base salary or bonus opportunities applicable to all senior executives of the Company; (ii) material diminution in the executive's duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of the primary work location by more than fifty (50) miles from its then current location; or (iv) any action or inaction that constitutes a material breach by the Company of the Employment Agreement.
The Employment Agreements contain indefinite confidentiality, intellectual property, cooperation and mutual non-disparagement provisions. In addition, during the employment term and for the twelve (12)-month period thereafter, the relevant executive may not solicit employees of the Company Group or compete with the Company Group. In the event that the relevant executive breaches any such restrictive covenant, payment of any severance will cease and the relevant executive will be forced to repay the Company for any severance already received.
While Mr. Hartley does not have an employment agreement, he was eligible to receive a bonus in the amount of 30% and 50% of his base salary for 2013 and 2014, respectively. The NEOs, together with all members of our senior management team, were subject to certain bonus targets subject to the Company's EBITDA results for fiscal 2013 and 2014. The Company exceeded such targets in 2013 and 2014. Therefore, each of the NEOs received a stretch bonus amount over their respective percentage bonus payouts for 2013 and 2014, respectively.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of December 29, 2014.

Name	Number of Securities Underlying Unexercised Option (#) Exercisable (1)	Number of Securities Underlying Unexercised Option (#) Unexercisable (2)	Option Exercise Price	Option Expiration Date
Kevin Miles	75,000	55,000	$15.00	4/10/2024
Jason Morgan	40,000	25,000	$15.00	4/10/2024
Jeremy Hartley	40,000	22,500	$15.00	4/10/2024

(1)	These options vested upon completion of our IPO on April 16, 2014.

(2)	Contingent upon continued employment, these options vest in four equal installments on April 10, 2015, 2016, 2017 and 2018.

2014 Omnibus Incentive Plan

In connection with the IPO, we adopted the 2014 Omnibus Incentive Plan (the "2014 Incentive Plan"). The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2014 Incentive Plan. We issued 250,000 stock options to certain officers, including our named executive officers in connection with our IPO with an exercise price equal to the IPO price, $15.00 per share, which vested immediately upon completion of the IPO, and 6,666 restricted stock units issued to certain directors, which vest in three equal annual installments following the date of the grant. As of our 2014 fiscal year end, we had 521,470 stock options at a weighted average exercise price of $16.64 per share. Other than the 250,000 options that vested upon our IPO, all of these options vest in four equal annual installments following the date of such grant. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors and employees by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan. For further information about the 2014 Incentive Plan, we refer you to the complete copy of the 2014 Incentive Plan.
Administration
The 2014 Incentive Plan is administered by the Compensation Committee of our Board of Directors. Among the Compensation Committee's powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Incentive Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the 2014 Incentive Plan, to grant discretionary awards under the 2014 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Incentive Plan to our executive officers.
Available Shares
The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to which awards may be granted may not exceed 1,905,799 shares. The number of shares that will be available for issuance under the 2014 Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that will be available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Incentive Plan.
The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2014 Incentive Plan shall be 1,905,799 shares, including as of our 2014 fiscal year end 521,470 shares of common stock issuable upon the exercise of outstanding stock options issued to our executive officers, directors and employees, and 6,666 restricted stock units that were issued to certain directors. The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that is subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is 350,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is 700,000 shares. There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible individuals. The maximum number of shares of our common stock subject to any performance award which may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is 350,000 shares. The maximum value of a cash payment made under a performance award which may be granted under the 2014 Incentive Plan during any fiscal year to any eligible individual is $5,000,000. The maximum grant date fair value of any award granted to any non-employee director during any calendar year will not exceed $5,000,000.
Eligibility for Participation

Members of our Board of Directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2014 Incentive Plan.
Award Agreement
Awards granted under the 2014 Incentive Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant's employment, as determined by the Compensation Committee.
Stock Options
The Compensation Committee is able to grant nonqualified stock options to any eligible individual. The Compensation Committee is also able to grant incentive stock options, but only to eligible employees. The Compensation Committee determines the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share's fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.
Stock Appreciation Rights
The Compensation Committee is able to grant stock appreciation rights, which we refer to as SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable, which we refer to as a Tandem SAR, or independent of a stock option, which we refer to as a Non-Tandem SAR. A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee is also be able to grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2014 Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.
Restricted Stock
The Compensation Committee is able to award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Compensation Committee is able to determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and are discussed in general below.
Other Stock-Based Awards
The Compensation Committee is able to, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, shares of common stock awarded purely as a bonus and not subject to restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the company or an affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of common stock under the 2014 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee is able to determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and discussed in general below.
Other Cash-Based Awards
The Compensation Committee is able to grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee is able to accelerate the vesting of such award in its discretion.
Performance Awards
The Compensation Committee is able to grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee is able to grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee is able to, at or after grant, accelerate the vesting of all or any part of any performance award.
Performance Goals
The Compensation Committee is able to grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (1) income per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) income before interest and taxes; (13) income before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) revenue growth; (21) annual recurring revenues; (22) recurring revenues; (23) license revenues; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (28) the fair market value of a share of our common stock; (29) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; or (30) reduction in operating expenses.
To the extent permitted by law, the Compensation Committee is able to exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant's performance goals, as determined by the Compensation Committee.
In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee is able to designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.
Change in Control
In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee is able to accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee is able to provide for accelerated vesting or lapse of restrictions of an award at any time.
Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
Notwithstanding any other provision of the 2014 Incentive Plan, our Board of Directors is able to, at any time, amend any or all of the provisions of the 2014 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.
Transferability
Awards granted under the 2014 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee is able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Recoupment of Awards
The 2014 Incentive Plan provides that awards granted under the 2014 Incentive Plan are subject to any applicable recoupment policy that we may have in place or any obligation that we may have regarding the clawback of "incentive-based compensation" under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.
Effective Date; Term
The 2014 Incentive Plan was adopted by the Board of Directors and approved by our stockholders on March 28, 2014. No award will be granted under the 2014 Incentive Plan on or after March 28, 2024. Any award outstanding under the 2014 Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Additional Narrative Description
Retirement Benefits
We do not provide any plans that would provide the NEOs with any payment of retirement benefits, or benefits that will be paid primarily following retirement (whether through tax-qualified plans or otherwise), including but not limited to tax-qualified defined benefit plans and supplemental executive retirement plans.
Change in Control and/or Termination Payments
Aside from the severance pay payable to Messrs. Miles and Morgan pursuant to the terms of their respective Employment Agreements, we do not provide any payments to our NEOs upon a change in control of the Company, upon a change in the NEOs' responsibilities following any such change in control, or, more generally, upon an NEO's resignation, retirement or other termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Corporate Development and Administrative Services Agreement
On October 31, 2007, Zoe's Investors, LLC, our predecessor entity prior to our IPO, entered into a Corporate Development and Administrative Services Agreement with an affiliate of Brentwood, Brentwood Private Equity IV, LLC, which was an owner of membership interests in such predecessor entity as of the date thereof. Under the terms of the agreement, Brentwood provided assistance in the corporate development activities and our business growth efforts. As consideration for services provided, we reimbursed for business expenses related to performance of this agreement and an annual consulting fee, capped at $300,000, based on Adjusted EBITDA as defined in the agreement. During the years ended December 29, 2014, December 30, 2013, and December 31, 2012, we paid Brentwood $117,250, $165,142 and $193,850, respectively, pursuant to this agreement. The agreement was terminated before the completion of the IPO. As of December 29, 2014, Brentwood is no longer an affiliate of the Company.

Consulting Agreement
On March 22, 2011, we entered into the Second Amended and Restated Consulting Agreement with Greg Dollarhyde, our Chairman of the Board of Directors. Under the terms of the agreement, Mr. Dollarhyde served as the Chairman of the Board of Directors as well as provided assistance to and advice to us for a minimum of five business days per quarter per year for a fee of $100,000 per year, payable quarterly, plus all reasonable and necessary travel and related expenses. The agreement was terminated before completion of the IPO.

Registration Rights Agreement
Pursuant to the terms of an Amended and Restated Registration Rights Agreement among ourselves, Zoe's Investors, LLC (our sole shareholder) and certain holders of stock in Zoe's Investors, LLC, including Brentwood, certain holders of our stock were entitled to demand and piggyback rights in relation to their holdings of our shares. Under this agreement, Brentwood is able to require us to use our best efforts to file a registration statement under the Securities Act ("Demand Registration"), and we are required to notify holders of such registerable securities in the event of such request (a "Demand Registration Request"). Brentwood can issue unlimited Demand Registration Requests. We have certain limited rights to delay or postpone such registration. Under this agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration, a merger or acquisition or pursuant to an employee benefit or dividend reinvestment plan), we will be required to notify each eligible holder of its right to participate in such registration (a "Piggyback Registration"). We have the right to terminate or postpone any registration statement in which eligible holders have elected to exercise Piggyback Registration rights.
We are required to bear the registration expenses (other than underwriting discounts) incident to any registration in accordance with this agreement, including the reasonable fees of counsel chosen by Brentwood (if Brentwood holds any registerable securities included in the registration) or by the holders of a majority of the registerable securities included in the registration. Under this agreement, we must, subject to certain limitation, indemnify each holder of our registerable securities and its officers, managers, managing members and directors, and each person controlling such holder against all losses, claims, actions, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection with investigating and defending such losses, claims, actions, damages, liabilities and expenses, except insofar as the same are caused by or contained in any information furnished in writing to us by such holder expressly for use therein.
In 2014, Brentwood exercised its registration rights under this agreement with respect to our two follow-on offerings for which we paid all fees, commissions and expenses with respect to such offerings. In connection with our follow-on offering in August 2014, we purchased from Kevin Miles and Jason Morgan an aggregate of 80,000 shares in a private non-underwritten transaction at $29.04 per share, which was the price equal to the net proceeds per share that all of the selling stockholders received in such offering.

Stockholders Agreement
On April 10, 2014, we entered into a stockholders agreement with our former controlling shareholder Brentwood and certain of other stockholders, which became effective upon the distribution by Zoes Investors, LLC of its shares of our common stock to its members at the time of our IPO. The stockholders agreement provided that, for a period of eighteen months following the completion of our IPO (or, if sooner, such time as Brentwood no longer hold any shares of our common stock), such restricted holders are only permitted to sell shares of common stock when Brentwood sells common stock in either a public or private sale to unaffiliated third parties. This stockholders agreement was terminated on March 18, 2015.

Indemnification Agreements
We entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Procedures for Approval of Related Party Transactions
Our Board of Directors adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. This policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.
The principal purpose of the Audit Committee is to assist our Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditors; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company's independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. PwC, our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2014 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the Audit Committee discussed with PwC those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, PwC provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with PwC its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Sue Collyns (Chairperson)
Thomas Baldwin
Rahul Aggarwal

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed with the SEC and written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock filed any untimely Section 16 reports during 2014, and each of Messrs. Miles, Morgan, Hartley, Besch and Todd filed one Form 4 four days late in the first fiscal quarter of 2015.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s 2016 annual meeting of stockholders to be held in 2016 must be received by the Company at the principal executive offices of the Company no later than the close of business on January 27, 2016. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2016 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on January 27, 2016 not earlier than the close of business on December 26, 2015, assuming the Company does not change the date of the 2016 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2015 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDERS MEETINGS

The Company invites its Board members to attend its annual stockholders meetings and requires that they make every effort to attend these meetings absent an unavoidable and irreconcilable conflict.

STOCKHOLDER COMMUNICATIONS

Any security holder of the Company wishing to communicate with the Board may write to the Board at Zoe’s Kitchen, Inc., c/o Secretary, 5760 State Highway 121, Suite 250, Plano, TX 75024, or by email at investorrelations@zoeskitchen.com. The Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We make available free of charge on or through our Internet website, www.zoeskitchen.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2014 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 5760 STATE HIGHWAY 121, SUITE 250, PLANO, TX 75024, OR BY EMAIL AT INVESTORRELATIONS@ZOESKITCHEN.COM.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	
The Board of Directors recommends you vote FOR the following:				To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors **Nominees**	O	O	O	____________________
01 Sue Collyns 02 Thomas Baldwin				

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 28, 2015.	O	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000245797_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10k Wrap is/are available at www.proxyvote.com .

ZOE'S KITCHEN, INC.
Annual Meeting of Stockholders
June 18, 2015, 8:00 AM Local Time
5280 Town Square Drive Plano, TX 75024

This proxy is solicited by the Board of Directors for use at the Annual Meeting

By signing the proxy, you hereby appoint Kevin Miles, Jason Morgan and Michael Todd, and each of them, as proxies with the power of substitution, to vote your shares as designated on the reverse side of this ballot at the Annual Meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000245797_2 R1.0.0.51160

Continued and to be signed on reverse side